As filed with the Securities and Exchange Commission on July 24, 2018

Registration No. 333-224715

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

(AMENDMENT NO. 5)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NEXEON MEDSYSTEMS INC

(Exact name of registrant as specified in its charter)

Nevada	3845	81-0756622
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

1910 Pacific Avenue

Suite 20000

Dallas, Texas 75201

Telephone: (844) 919-9990

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William Rosellini

Chief Executive Officer

Nexeon MedSystems Inc

1910 Pacific Avenue

Suite 20000

Dallas, Texas 75201

Telephone: (844) 919-9990

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Harvey Kesner, Esq.

Sichenzia Ross Ference Kesner LLP

1185 Avenue of the Americas, 37th Fl.

New York, New York 10036

(212) 930-9700

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

EXPLANATORY NOTE

This Amendment No. 5 to the Registration Statement on Form S-1 (File No. 333-224715) of Nexeon Medsystems Inc is being filed solely to include the language set forth below. Accordingly, this Amendment No. 5 consists solely of the facing page, this explanatory note, the signature page, and the language set forth below. This filing does not modify any provision of the Registration Statement except as specifically noted herein.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement on Form S-1/A to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, Texas, on July 24, 2018.

NEXEON MEDSYSTEMS INC

By:	/s/ William Rosellini
William Rosellini
Chief Executive Officer (Principal Executive Officer)

By:	/s/ Christopher R. Miller
Christopher R. Miller
Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ William Rosellini	Chief Executive Officer, Director	July 24, 2018
William Rosellini	(Principal Executive Officer)

/s/ *	Chief Financial Officer	July 24, 2018
Christopher R. Miller	(Principal Financial and Accounting Officer)

/s/ *	President and Chief Commercial Officer	July 24, 2018
Brian Blischak

/s/ *	Director	July 24, 2018
Kent J. George

/s/ *	Director	July 24, 2018
Michael Neitzel

/s/ *	Director	July 24, 2018
R. Wesley Dittmer II

*By	/s/ William Rosellini
William Rosellini
Attorney-in-fact

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